Exhibit 99.17(a)

PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! SHAREHOLDER REGISTRATION FIELD

ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND INC.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 3, 2015

The undersigned hereby appoints Alan Goodson, Megan Kennedy, Pamela Wade and Lucia Sitar as Proxy of the undersigned, with full power of substitution, and hereby authorizes either of them to vote on behalf of the undersigned all shares of the Fund listed on the following page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m. , Eastern Time, on February 3, 2015 at the offices of Aberdeen Asset Management Inc., 1735 Market Street, 32 Floor, Philadelphia, Pennsylvania 19103 and at any adjournments or postponements thereof, as fully as the undersigned would be entitled to vote if personally present.  In their discretion, the proxies, and each of them, also are authorized to vote upon any other business that may properly come before the Shareholder Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on February 3, 2015 and the Proxy Statement for this meeting are available at: proxyonline.com/docs/aberdeengsof.pdf

PROXY CARD

ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND INC.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy card will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:

	FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization of Aberdeen Global Select Opportunities Fund Inc. (“Target”) into Aberdeen Global Equity Fund (“Acquirer”) under which Target would transfer all assets and liabilities to Acquirer in exchange for Acquirer shares to be distributed to Target shareholders in complete dissolution of Target.

2.

To approve a Plan of Liquidation pursuant to which Aberdeen Global Select Opportunities Fund Inc. will be liquidated.  The Plan of Liquidation will be implemented only if the Agreement and Plan of Reorganization is not approved by shareholders or is not consummated for any other reason.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]